______________________________________________________________________


                       STOCK PURCHASE AGREEMENT


                              DATED AS OF

                          September ___, 1994


                                BETWEEN

                        AIR METHODS CORPORATION
                              ("SELLER")

                                  AND

                   CENTENNIAL EXPRESS AIRLINES, INC.
                             ("PURCHASER")

______________________________________________________________________

                           Table of Contents
                           -----------------
                                                                  Page
                                                                  ----

1.   SALE OF THE SHARES. . . . . . . . . . . . . . . . . . . . . .   1
     1.1    Sale of Shares . . . . . . . . . . . . . . . . . . . .   1
     1.2    Consideration for the Shares . . . . . . . . . . . . .   1

2.   CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     2.1    Closing Date . . . . . . . . . . . . . . . . . . . . .   1
     2.2    Seller's Deliveries at Closing . . . . . . . . . . . .   2
     2.3    Certificate of Seller and Purchaser. . . . . . . . . .   2

3.   REPRESENTATIONS AND WARRANTIES OF SELLER. . . . . . . . . . .   2
     3.1    Authority. . . . . . . . . . . . . . . . . . . . . . .   2
     3.2    Title to Shares. . . . . . . . . . . . . . . . . . . .   2
     3.3    No Brokers . . . . . . . . . . . . . . . . . . . . . .   3

4.   DISCLAIMER OF REPRESENTATIONS AND WARRANTIES ABOUT GOLDEN
     EAGLE . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     4.1    Organization, Good Standing and Qualification. . . . .   3
     4.2    Books and Records. . . . . . . . . . . . . . . . . . .   3
     4.3    Liabilities. . . . . . . . . . . . . . . . . . . . . .   3
     4.4    FAA Certificate. . . . . . . . . . . . . . . . . . . .   4

5.   REPRESENTATIONS AND WARRANTIES OF PURCHASER . . . . . . . . .   4
     5.1    Organization, Good Standing and Corporate Authority. .   4
     5.2    No Brokers . . . . . . . . . . . . . . . . . . . . . .   4

6.   REPRESENTATIONS AND WARRANTIES - GENERAL. . . . . . . . . . .   4
     6.1    Survival of Representations and Warranties . . . . . .   4

7.   COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     7.1    Pre-Closing Covenants. . . . . . . . . . . . . . . . .   5
     7.2    Payment of Expenses. . . . . . . . . . . . . . . . . .   5

8.   CONDITIONS PRECEDENT TO CLOSING . . . . . . . . . . . . . . .   5
     8.1    Conditions Precedent to Purchaser's Obligation to
            Close. . . . . . . . . . . . . . . . . . . . . . . . .   5
     8.2    Conditions Precedent to Seller's Obligation to Close .   7

9.   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .   7
     9.1    Termination of Agreement . . . . . . . . . . . . . . .   7
     9.2    Waivers. . . . . . . . . . . . . . . . . . . . . . . .   8
     9.3    Notices. . . . . . . . . . . . . . . . . . . . . . . .   9
     9.4    Entire Agreement; Modification . . . . . . . . . . . .   9
     9.5    Non-Assignability; Third Party Beneficiaries . . . . .   9
     9.6    Binding Effect . . . . . . . . . . . . . . . . . . . .   9
     9.7    Section Headings . . . . . . . . . . . . . . . . . . .   9
     9.8    Governing Law. . . . . . . . . . . . . . . . . . . . .   9
     9.9    Further Assurances . . . . . . . . . . . . . . . . . .  10
     9.10   Severability . . . . . . . . . . . . . . . . . . . . .  10
     9.11   Counterparts . . . . . . . . . . . . . . . . . . . . .  10

                       STOCK PURCHASE AGREEMENT


          THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of the ______ day of September 1994, by and between Air
Methods Corporation, a Delaware corporation ("Seller"), and Centennial Express Airlines, Inc. ("Purchaser").


                               RECITALS

          A. Seller owns all the shares of issued and outstanding common stock (the "Shares") of Golden Eagle Charters, Inc., a Colorado corporation, doing business as Golden Eagle Aviation, Inc. ("Golden Eagle").

          B. Seller desires to sell, and Purchaser desires to purchase, the Shares on the terms and conditions set forth herein.


                               AGREEMENT

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto, intending legally to be bound hereby, agree as follows:

1.        SALE OF THE SHARES

          1.1  Sale of Shares.  On the terms and subject to the
               --------------
conditions set forth in this Agreement, on the Closing Date (as defined below) Seller shall sell the Shares to Purchaser and shall deliver to Purchaser all certificates representing the Shares endorsed in blank or accompanied by stock powers executed in blank.

          1.2  Consideration for the Shares.  On the terms and
               ----------------------------
subject to the conditions of this Agreement, on the Closing Date
Purchaser shall pay to Seller in cash, certified check, bank check or by wire transfer, as the aggregate consideration for the Shares, $10,000 (the "Purchase Price") .

2.        CLOSING

          2.1  Closing Date.  Consummation of the sale and purchase
               ------------
of the Shares (the "Closing") shall take place at the offices of Davis, Graham& Stubbs, 370 17th Street, Suite 4700, Denver, Colorado 80202, at 10:00 a.m., Mountain Time, on September ___, 1994, or on such other date as the parties may mutually agree in writing. The actual date and time of the Closing is herein called the "Closing Date."

          2.2  Seller's Deliveries at Closing.  Seller shall deliver
               ------------------------------
to Purchaser at Closing, the following documents: Seller's contract for sale; all books, records, corporate documents, trade name certificates, check books, and accounting records; all documents relating to Golden Eagle's Part 135 Air Carrier Certificate from the Federal Aviation Administration ("FAA"); all applicable FAA approved operation specifications; all applicable FAA approved operations and training manuals; all applicable FAA approved maintenance manuals; all reference material and library material referenced in any FAA approved manual; all records as required by FAR Part 135.63 regarding pilot training and experience, passenger manifests, etc.; international airman's information manuals; all international operations certificates and certificates of authorization; a list of all current employees of Golden Eagle; insurance policies; stock certificates; asset lists; accounting records; customer lists; and, all documents relating to Golden Eagle's ownership of the airplane described in paragraph 4.4, including but not limited to logbooks, maintenance records, and operations manuals.

          2.3  Certificate of Seller and Purchaser.  At the closing
               -----------------------------------
Seller and Purchaser shall execute certificates in conformance with the certificate attached hereto as Exhibit 2.3 that the representations contained in this agreement are true.

3.        REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller hereby represents and warrants to Purchaser as follows:

          3.1  Authority.  (i) Seller is a corporation duly
               ---------
organized, validly existing and in good standing under the laws of the State of Delaware; (ii) Seller has full authority to execute and deliver this Agreement and to perform its obligations hereunder; and
(iii) this Agreement constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms.

          3.2  Title to Shares.  (i) Seller is the lawful owner and
               ---------------
the holder of record of the Shares; (ii) delivery to Purchaser of certificates representing the Shares pursuant to the provisions of this Agreement will transfer to Purchaser valid title thereto;
(iii) the Shares to be delivered to Purchaser on the Closing Date pursuant to the terms and conditions hereof have not been pledged as collateral security for any obligations of Seller, and are free and clear of all liens, restrictions, charges, encumbrances, mortgages, security interests and claims of any kind securing obligations of Seller; and (iv) Seller has no legal obligation, absolute or contingent, to any other person or firm to sell the Shares, to effect any merger, consolidation or other reorganization of Golden Eagle or to enter into any agreement which would affect Seller's title or right to deliver the Shares on the Closing Date.

          3.3  No Brokers.  Seller has not entered into any
               ----------
agreement, arrangement or understanding with any person or firm which will result in any obligation of Purchaser or Golden Eagle to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

4.        DISCLAIMER OF REPRESENTATIONS AND WARRANTIES ABOUT GOLDEN
          EAGLE

          Seller acquired the Shares from the previous owners of the Shares on September 10, 1993 and the Seller therefore has limited knowledge of events occurring prior to that date and is unwilling to represent or warrant to the Purchaser the status of Golden Eagle except in limited respects. The Seller disclaims any representations or warranties about Golden Eagle except as specifically set forth in
Section 3 and in this Section 4. Seller represents and warrants to the Purchaser as follows:

          4.1  Organization, Good Standing and Qualification.
               ---------------------------------------------
Golden Eagle is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, has all requisite power to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. The copies of the Articles of Incorporation and the Bylaws of Golden Eagle, both as amended to date, which have been delivered to Purchaser prior to the date hereof, are true, complete and correct.

          4.2  Books and Records.  To the knowledge of Seller,
               -----------------
except as disclosed on Schedule 4.2, all books of account, minute books, stock certificate books, stock transfer ledgers and other corporate records of, and records maintained pursuant to the requirements of governmental authorities by, Golden Eagle are complete and correctly and accurately present and reflect in all material respects all assets of Golden Eagle, all the transactions entered into by Golden Eagle or to which Golden Eagle is a party or any other matter which should be set forth in such books and records.

          4.3  Liabilities.  To the knowledge of Seller, there are
               -----------
no outstanding liabilities, claims, potential claims, unliened claims, lawsuits, settlement agreements, tax deficiencies, unpaid fees, or other obligations of Golden Eagle ("liabilities") that have arisen since September 10, 1993 that do not appear in the books and records of Golden Eagle as disclosed to Purchaser. Seller further confirms representations and warranties made to Seller by Marlis E. Smith, Inc., Smith Aviation, Inc., and Marlis E. Smith (the "Prior Shareholders") in that certain Stock Purchase Agreement dated September 10, 1993, under which Seller acquired the Shares from the Prior Shareholders. However, Seller shall have no liability respecting representations concerning any events occurring prior to September 10, 1993, including any liability arising out of a Notice of Deficiency dated March 16, 1994 (the "Tax Notice")

issued by the Colorado Department of Revenue asserting certain tax deficiencies against Golden Eagle, all arising out of events occurring prior to September 10, 1993. Purchaser and Seller agree that Seller will, at Purchaser's request and legal expense, undertake any and all actions, including but not limited to making demands for payment from or filing suit against the Prior Shareholders to recover damages for breaches of representations and warranties made by the Prior Shareholders for matters arising prior to September 10, 1993. Purchaser shall have the right to choose legal counsel for any collection efforts made against the Prior Shareholders pursuant to this provision. Seller agrees to cooperate fully with any collection efforts made pursuant to this provision. Seller shall have the right to review, at its expense, any demand letters, complaints, or other pleadings prepared on Seller's behalf pursuant to this provision.

          4.4  FAA Certificate.  As of the Closing Date Golden Eagle
               ---------------
shall have a valid Part 135 Certificate of Operation from the Federal Aviation Administration. As of the Closing Date Seller shall have no knowledge of any reason why the Part 135 Certificate of Operation may not or will not remain in full force and effect.

5.        REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Purchaser hereby represents and warrants to Seller as follows:

          5.1  Organization, Good Standing and Corporate Authority.
               ---------------------------------------------------
Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Purchaser has the full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Purchaser; and this Agreement constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its terms.

          5.2  No Brokers.  Purchaser has not entered into any
               ----------
agreement, arrangement or understanding with any person or firm which will result in any obligation of Seller to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

6.        REPRESENTATIONS AND WARRANTIES - GENERAL

          6.1  Survival of Representations and Warranties.  All
               ------------------------------------------
statements contained in any certificate or instrument delivered by or on behalf of any party at the Closing pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties of that party hereunder. All representations and warranties of any

party contained in this Agreement (or deemed to have been made hereunder) shall survive the Closing Date notwithstanding any investigation at any time made by or on behalf of the other party. Notwithstanding the foregoing, the parties' representations and warranties contained in this Agreement shall terminate twelve (12) months after the Closing Date.

7.        COVENANTS

          7.1  Pre-Closing Covenants.
               ---------------------

               (a)  Access to and Information Concerning Properties
                    -----------------------------------------------
and Records, Etc.  Seller shall give Purchaser and Purchaser's
- - - -----------------
counsel, accountants, engineers and other advisors, agents, consultants and representatives, full access, during normal business hours throughout the period prior to the Closing Date, to all of the properties, books, contracts, commitments, records and responsible employees of Golden Eagle, and will promptly furnish to Purchaser during such period all such information concerning Golden Eagle as Purchaser reasonably may request.

               (b)  No-Shop Clause.  From the date hereof until the
                    --------------
Closing Date, Seller will not enter into or conduct negotiations with parties other than Purchaser with respect to the sale of the Shares or the assets of Golden Eagle, or any other form of business combination transaction involving Golden Eagle or the Shares.

          7.2  Payment of Expenses.  Each of the parties shall pay
               -------------------
its own fees and expenses incident to the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby including, but not limited to, counsel and accountant's fees.

8.        CONDITIONS PRECEDENT TO CLOSING

          8.1  Conditions Precedent to Purchaser's Obligation to
               -------------------------------------------------
Close.  The obligation of Purchaser under this Agreement to proceed
- - - -----
with the Closing on the Closing Date shall at all times be subject to the following conditions precedent, any of which may be waived by Purchaser in writing:

               (a)  Accuracy of Representations and Warranties.  The
                    ------------------------------------------
representations and warranties of Seller contained herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date.

               (b)  Performance of Agreements.  Seller shall have
                    -------------------------
performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to the Closing Date,

including the delivery of certificates evidencing the Shares, properly endorsed with signatures guaranteed.

               (c)  Seller's Certificate.  Seller shall have
                    --------------------
furnished Purchaser with a certificate, dated the Closing Date, signed by the chief executive officer of Seller, stating that the representations and warranties contained in Section 3 are true and correct on the Closing Date in all material respects as if then made, and that Seller has fulfilled the conditions specified in Sections 8.1(a) and (b) above.

               (d)  No Litigation.  No litigation shall have been
                    -------------
instituted before any court or governmental body, or instituted by any governmental agency, to restrain or prevent the carrying out of the transactions contemplated by this Agreement or which might affect Purchaser's right to own, operate and control the assets, properties and business of Golden Eagle on or after the Closing Date.

               (e)  Regulatory Approvals; Other Approvals and
                    -----------------------------------------
Consents.  All regulatory approvals of any governmental agency
- - - --------
required for the transactions contemplated hereby shall have been obtained. Golden Eagle also shall have obtained all other requisite approvals and consents pursuant to contracts or permits relative to the transactions contemplated by this Agreement, including, but not limited to, obtaining all necessary approvals from the FAA and DOT.

               (f)  Payment and Satisfaction of Intercompany Debt.
                    ---------------------------------------------
The 1977 Beechcraft King Air E90 aircraft, serial number LW235, registration number N776DC (the "King Air"), owned by Golden Eagle, shall have been transferred to Seller in partial satisfaction of Golden Eagle's intercompany debt to the Seller and Seller shall have contributed to Golden Eagle an amount equal to the intercompany debt attributable to the King Air to discharge such debt.

               (g)  Agreement to Convey Hangar.  Golden Eagle and
                    --------------------------
Seller shall have executed an agreement (the "Agreement to Convey"), substantially in the form of Exhibit __ hereto, pursuant to which Golden Eagle shall convey to Seller the hangar at Centennial Airport that is owned by Golden Eagle (the "Hangar"), and Purchaser, as the owner of Golden Eagle from and after the date hereof agrees to cause Golden Eagle to take such further actions and execute and deliver such other documents as may be necessary to effectuate the transactions contemplated in the Agreement to Convey. The conveyance of the Hangar to Seller is in partial satisfaction of Golden Eagle's intercompany debt to the Seller and Seller shall have contributed to Golden Eagle an amount equal to the intercompany debt attributable to the Hangar to discharge such debt. Seller shall make a capital contribution to Golden Eagle equal to the amount of intercompany debt, if any, remaining after the transfer of the King Air and the Hangar to Seller. Seller shall indemnify and hold harmless Purchaser and

Golden Eagle from any costs or expenses, including taxes, incurred by Purchaser or Golden Eagle as a result of the conveyance of the Hangar to Seller.

               (h)  Agreement for Purchase of Aircraft.  Purchaser
                    ----------------------------------
and Seller shall have entered into an Agreement, substantially in the form of Exhibit __ hereto providing for the sale by Seller to Purchaser of the Beechcraft King Air E90 aircraft, serial number LW235, registration number N776DC, and Purchaser shall have paid to Seller the deposit provided for in said Agreement.

          8.2  Conditions Precedent to Seller's Obligation to Close.
               ----------------------------------------------------
The obligation of Seller under this Agreement to proceed with the Closing on the Closing Date shall at all times be subject to the following conditions precedent, any of which may be waived by Seller in writing:

               (a)  Accuracy of Representations and Warranties.  The
                    ------------------------------------------
representations and warranties of Purchaser contained herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date.

               (b)  Performance of Agreements.  Purchaser shall have
                    -------------------------
performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to the Closing Date.

               (c)  Purchaser's Certificate.  Purchaser shall have
                    -----------------------
furnished Seller with a certificate, dated the Closing Date, stating that the representations and warranties contained in Section 5 are true and correct on the Closing Date in all material respects as if then made, and that Purchaser has fulfilled the conditions specified in Sections 8.2(a) and (b) above.

               (d)  Agreement for Sale of Aircraft.  Purchaser and
                    ------------------------------
Seller shall have entered into an Agreement, substantially in the form of Exhibit __ hereto providing for the sale by Seller to Purchaser of the Beechcraft King Air E90 aircraft, serial number LW235, registration number N776DC, and Purchaser shall have paid to Seller the deposit provided for in said Agreement.


9.        MISCELLANEOUS

          9.1  Termination of Agreement.  This Agreement may be
               ------------------------
terminated at any time on or prior to the Closing Date:

               (a)  by mutual written consent of Purchaser and Seller;



               (b) by Purchaser, if there has been a material breach by Seller of any of its representations, warranties or covenants set forth herein, or a failure of any condition to which the obligations of Purchaser are subject;

               (c) by Seller, if there has been a material breach by Purchaser of any of its representations, warranties or covenants set forth herein, or a failure of any condition to which the obligations of Seller are subject; or

               (d) at midnight on September 15, 1994 if the Closing shall not have occurred on or before that date, unless the parties otherwise agree.

               (e) Upon notice by Purchaser to Seller that any one or more of the representations of Seller in Section 4 are not true or that any of the various inspections by Purchaser as allowed by this agreement have revealed a condition which is unsatisfactory to Purchaser. However, Seller shall have 7 days to cure the subject of the notice to the satisfaction of Purchaser. Should the 7 day cure period terminate at a date beyond the Closing Date or the contract termination date of September 15, 1994, the Closing Date and/or contract termination date shall be extended to and including the 7th day of the cure period, or the first business day after the cure period if the end of the cure period falls on a weekend or holiday.

In the event of the termination of this Agreement pursuant to
Section 9.1(a), this Agreement shall terminate without any liability or further obligation of either party to the other. Any termination pursuant to Section 9.1(b), (c) or (d) shall not relieve either party of any liability for any misrepresentation or breach of a representation, warranty or covenant. In the event of the termination of this Agreement, all documents, records, notebooks and similar repositories of records containing information relating to any trade secrets or confidential information of any party which are then in the possession or control of another party, whether prepared by such other party or by others, shall be returned to the party which owns such trade secrets or confidential information, and no such information or trade secrets shall be used, disseminated or disclosed by such other party for any purpose whatsoever.

          9.2  Waivers.  Any party may by written notice to the
               -------
other (a) extend the time for the performance of any of the obligations or other actions of the other; (b) waive any inaccuracies in the representations and warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the covenants of the other contained in this Agreement; or (d) waive performance of any of the obligations of the other. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of

compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

          9.3  Notices.  Any notice, request or other communication
               -------
required or allowed under this Agreement shall be in writing and shall be deemed given (a) upon personal delivery, (b) on report of successful transmission by facsimile machine, (c) on the first business day after delivery to a courier service which guarantees next business-day delivery, under circumstances in which such guaranty is applicable, or (d) on the earlier of delivery or three business days after mailing by United States certified mail, postage and fees prepaid, to the appropriate party at the address set forth below or to such other address as the party so notifies the other in writing.

               (a)  If to Seller:  7301 South Peoria, Englewood,
Colorado 80112, Attn:  George Belsey (Phone:  303-790-0587, Fax:
303-790-4780); with a copy to Lester R. Woodward, Esq., Davis,
Graham & Stubbs, 370 Seventeenth Street, Suite 4700, Denver, Colorado 80202 (Phone: 303-892-7392, Fax: 303-892-7400).

               (b) If to Purchaser: Centennial Express Airlines, Inc., ____________________________________; with a copy to Mark A.
Pottinger, Esq., Bench, Pottinger & Van Nest, 1433 Seventeenth Street, Suite 7, Denver, Colorado 80202 (Phone: 303-293-8507, Fax: 303-293-
8244)

          9.4  Entire Agreement; Modification.  This Agreement
               ------------------------------
constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

          9.5  Non-Assignability; Third Party Beneficiaries.  This
               --------------------------------------------
Agreement shall be assignable by any party hereto only with the prior written consent of the other party. This Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties.

          9.6  Binding Effect.  This Agreement shall inure to the
               --------------
benefit of and be binding upon the parties hereto and their respective successors, heirs, legal representatives and permitted assigns.

          9.7  Section Headings.  The Section headings contained in
               ----------------
this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          9.8  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN
               -------------
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE

STATE OF COLORADO WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE PROVIDE FOR THE APPLICATION OF THE
SUBSTANTIVE LAWS OF ANOTHER JURISDICTION.

          9.9  Further Assurances.  Both before and after the
               ------------------
Closing, the parties agree to cooperate with each other in effectuating this Agreement and to execute and deliver such further documents or instruments and take such further actions as shall reasonably be requested in connection therewith.

          9.10 Severability.  If any provision in this Agreement
               ------------
shall for any reason be determined to be invalid or unenforceable, the remaining provisions of this Agreement shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable provision had not been a part hereof.

          9.11 Counterparts.  This Agreement may be executed in any
               ------------
number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                              PURCHASER:

                              CENTENNIAL EXPRESS AIRLINES, INC.



                              By:
                                 -------------------------------------
                              Name and Title:



                              SELLER:

                              AIR METHODS CORPORATION



                              By:
                                 -------------------------------------
                                 George Belsey, Chairman of the
                                 the Board and Chief Executive
                                 Officer

                                 -10-